Exhibit 10.13

RECORDING REQUESTED BY AND
WHEN RECORDED MAIL TO:
Updike, Kelly & Spellacy, P.C.
100 Pearl Street
P.O. Box 231277
Hartford, CT  06123-1277
Attn:  Robert J. Martino, Esq.

Space Above for Recorder’s Use

COLLATERAL ASSIGNMENT OF LEASES,
RENTALS, AND PROPERTY INCOME

This COLLATERAL ASSIGNMENT OF LEASES, RENTALS AND PROPERTY INCOME (the “Assignment”) is made as of this 1st day of June, 2012 by EDAC TECHNOLOGIES CORPORATION, a Wisconsin corporation, with a place of business at 1806 Farmington Avenue, Farmington, Connecticut 06032 (the “Borrower”), to TD BANK, N.A., a national banking association with an office located at 102 West Main Street, New Britain, Connecticut 06050-0174 (the “Bank”).

WITNESSETH:

For the purpose of securing (a) the prompt and complete payment of all sums and indebtedness now or at any time hereafter due the Bank (the “Mortgage Debt”) under or in respect to the following extensions of credit made by Bank to Borrower, GROS-ITE INDUSTRIES, INC., a Connecticut corporation, with a place of business at 1806 Farmington Avenue, Farmington, Connecticut 06032 (“Gros-Ite”), APEX MACHINE TOOL COMPANY, INC., a Connecticut corporation, with a place of business at 1806 Farmington Avenue, Farmington, Connecticut 06032 (“Apex”) and EBTEC CORPORATION, a Delaware corporation, with a place of business at 120 Shoemaker Lane, Agawam, Massachusetts 01001 (“EBTEC”, together with Borrower, Gros-Ite, and Apex, collectively, the “Credit Parties”) pursuant to that certain Credit Agreement by and between Borrower, Gros-Ite and Apex (together the “Original Borrowers”) and Bank and dated as of May 27, 2009, as amended by that certain First Amendment to Credit Agreement and Modification of Mortgage (the “First Amendment”) by and between Original Borrowers and Bank and dated July 21, 2010, and as further amended by that certain Second Amendment to Credit Agreement and Modification of Mortgage (the “Second Amendment”) by and between Original Borrowers and Bank and dated November 24, 2010, as amended by that certain Third Amendment to Credit Agreement and Modification of Mortgage (the “Third Amendment”) by and between Original Borrowers and Bank and dated July, 27, 2011 and as further amended by that certain Fourth Amendment to Credit Agreement and Modification of Mortgage and Joinder (the “Fourth Amendment”) by and between Credit Parties and Bank and dated as of the date hereof (as further amended and in effect from time to time, the “Credit Agreement”), a Fourth Term Loan in the amount of TWO MILLION ONE HUNDRED TWENTY THOUSAND AND 00/100 DOLLARS ($2,120,000.00) (the “Loan”), which Fourth Term Loan is evidenced by a certain Fourth Term Note of even date herewith in the original amount of TWO MILLION ONE HUNDRED TWENTY THOUSAND AND 00/100 DOLLARS ($2,120,000.00) (the “Note”), the payment in full of the Loan evidenced by the Note is secured by an Open-End Mortgage Deed and Security Agreement to the Bank of the Property (as defined herein) of even date herewith (the “Mortgage”); (b) every other instrument now or hereafter securing, evidencing or relating to the Mortgage Debt (together with the Note, the Credit Agreement, and the Mortgage, collectively referred to herein as the “Loan Documents”), and (c) the performance and discharge of each and every obligation, covenant and agreement contained herein and in the Loan Documents, the Borrower hereby grants, transfers and assigns to the Bank the following:

(A)           Leases.  All right, title and interest of the Borrower in and to all leases, tenancies or rights of use and occupancy, with amendments, if any, and any extensions, renewals or guaranties of the tenants' obligations thereunder, now or hereafter on or affecting all or part of the property commonly known as 10 New Britain Avenue, Plainville, Connecticut, as more particularly described on Schedule A attached hereto and the improvements thereon (the “Property”), whether or not recorded, together with all those leases listed on Schedule B attached hereto, with all security therefor and all monies payable thereunder, and all books and records which reflect payments made under the leases (hereinafter the “Leases”) in accordance with, and subject to, the terms and conditions of this Assignment; and

(B)           Property Income.  All rents, income, profits, security deposits and other benefits to which the Borrower may now or hereafter be entitled from the Leases, the Property, and/or the income generated from the business operations conducted at or from the Property (hereinafter the “Property Income”) in accordance with, and subject to, the terms and conditions of this Assignment.

The Borrower covenants, agrees, represents and warrants to the Bank as follows:

SECTION 1
LEASES

Section 1.1.  The Borrower will not assign the Leases without the prior written consent of the Bank.  The Bank shall have the right, at any time and from time to time, to notify any tenant of the rights of the Bank provided under this Assignment.

Section 1.2.  When any Lease expires or terminates, or as any new lease is made, the Borrower shall so notify the Bank in order that at all times the Bank shall have a current list of all Leases affecting the Property.  All subsequent Leases shall be and are hereby made subject to all of the terms of this Assignment.  The Borrower, upon the Bank's request, shall further assign and transfer such subsequent Leases to the Bank by an assignment in form and substance satisfactory to the Bank.

Section 1.3.  The Borrower shall, at its sole cost and expense, perform every obligation of the landlord and shall enforce, short of termination, every obligation of and any default against the tenant in every Lease.  The Borrower will promptly notify the Bank if the Borrower transmits or receives any notice of default under any Lease, or of any change in the occupancy of the Property, and shall promptly forward a complete copy of such notice to the Bank.

Section 1.4.  This Assignment shall not be deemed to impose upon the Bank any of the obligations or duties of the Borrower provided in any Lease (including, without limitation, any liability under the covenant of quiet enjoyment contained in any Lease) in the event that any tenant shall have been joined as a party defendant in any action to foreclose this Assignment or the Mortgage and shall have been barred and foreclosed thereby of all right, title and interest and equity of redemption in the Property.

Section 1.5.  Any and all tenant's security deposits in excess of one month's rent under any Leases shall be deposited and pledged with the Bank upon such terms as the Bank may require so that they cannot be used by the Borrower without the Bank's consent.  These deposits shall be transferred to the purchaser or redeemer of the Property in the event of a foreclosure by sale or a strict foreclosure.

Section 1.6.  The Borrower will not take any action which would cause any Lease to cease to be in full force and effect, and will not, except with the prior written consent of the Bank: (i) cancel or terminate any Lease, or consent to any cancellation, termination or surrender thereof; (ii) amend, modify or subordinate any Lease; (iii) enter into any new Lease; (iv) waive any default under or breach of any Lease; (v) consent to any prepayment or discount of rent or advance rent under any Lease; or (vi) take any other action in connection with any Lease which may, impair or jeopardize the validity of such Lease or the Bank's interest therein.  The Bank shall have the right to review and reasonably refuse written consent to any of the above proposed actions of the Borrower based upon the substance of the proposed transaction, the creditworthiness of the Borrower or the tenant, the financial or physical condition of the Property or otherwise.

Section 1.7.  The Bank shall not be obligated to perform or discharge any obligation under any Lease, or under or by reason of this Assignment, and the Borrower agrees to indemnify, defend and hold harmless the Bank against and from any and all liability, loss, claims, demands or damage whatsoever, including the defense thereof, which may be asserted against the Bank (i) under any Lease or under or by reason of this Assignment and (ii) by reason of any alleged obligation or undertaking on its part to perform or discharge any of the terms of any Lease.  Should the Bank incur any such liability, loss or damage, the amount thereof shall be treated as a Bank Advance pursuant to Section 6 hereof.

Section 1.8.  The Borrower shall not convey the Property to any tenant now or hereafter occupying the Property or any part thereof, unless (i) the Bank's prior written consent is obtained and (ii) the deed or other conveyance contains a provision in form satisfactory to the Bank that the Lease of such tenant shall not merge into the fee by reason of such conveyance and that the Lease, together with the obligation to pay rent and other charges thereunder, shall continue in full force and effect.

Section 1.9.  The Borrower will deliver to the Bank within ten (10) days after any request (or such longer period of time if Borrower uses its best efforts and due diligence in obtaining such delivery) a duly acknowledged lease ratification and estoppel agreement with respect to any Lease executed by the Borrower and the tenant thereunder, indicating (i) the date the original Lease term has commenced, (ii) that the Lease is in full force and effect and no default exists thereunder, (iii) that the tenant has accepted and is in possession of that portion of the Property subject to the Lease, and (iv) that no rental payments have been made more than thirty (30) days.

SECTION 2
PROPERTY INCOME

Section 2.1.  The Borrower hereby assigns, transfers and grants a security interest to the Bank in and to the Property Income to secure the Mortgage Debt.  The Borrower will not otherwise assign, transfer or encumber the Property Income in any manner.

Section 2.2.  The Borrower may, so long as no Event of Default (under and as defined in the Credit Agreement) has occurred and is continuing, collect and use the Property Income, as the same becomes due and payable, but may not collect the Property Income more than thirty (30) days in advance of the date the same becomes due without the prior written consent of the Bank.  Upon the occurrence of any Event of Default, the permission hereby given to the Borrower to collect the Property Income shall terminate and such permission shall not be reinstated upon a cure of such Event of Default without the Bank's specific written consent.

Section 2.3.  The foregoing provisions hereof shall constitute an absolute and present assignment of the Property Income, subject, however, to the conditional permission given to the Borrower to collect and use such Property Income as hereinabove provided.  The existence or exercise of such right of the Borrower shall not operate to subordinate this Assignment to any subsequent assignment, in whole or in part, and any such subsequent assignment by the Borrower shall be subject to the rights of the Bank hereunder.

SECTION 3
GENERAL REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants that:

Section 3.1.  The Borrower has not executed any prior assignment or pledge of any of its rights, nor are its rights encumbered, with respect to the Leases or the Property Income, except as encumbered by the Mortgage and this Assignment;

Section 3.2.  The Borrower has good right to assign the Leases and the Property Income;

Section 3.3.  The Borrower has not done anything which might prevent the Bank from or limit the Bank in acting under this Assignment;

Section 3.4.  The Borrower has not accepted Property Income under the Leases or under any rental or occupancy agreement more than thirty (30) days in advance of its due date;

Section 3.5.  The Leases are valid and enforceable and unmodified and there is no present default by any party thereto; and

Section 3.6.  All present Leases, together with all amendments and modifications thereto and all collateral agreements, letter agreements, waivers, and other documents affecting the Leases, if any, are listed on Schedule B attached hereto.  True and correct copies of the Leases have been furnished to the Bank.

SECTION 4
POSSESSION OF PROPERTY; APPOINTMENT OF RECEIVER

Section 4.1.  Whenever an Event of Default (under and as defined in the Credit Agreement, including a default in any of the terms hereof) shall have occurred and be continuing, the Bank may, at its option, without notice to the Borrower, without regard to the adequacy of the security for the Mortgage Debt, without proof of depreciation of the value of the Property, and without regard to the financial condition of the Borrower:

(i)           By itself or by agent, with or without bringing any action, suit or proceeding, immediately enter upon and take possession and control of the Property and the Property Income with those rights and powers more particularly set forth in Section 4.3.

(ii)           Make application to a court of competent jurisdiction for and obtain the immediate ex parte appointment of a receiver authorized to immediately enter upon and take possession and control of the Property and the Property Income with those rights and powers more particularly set forth in Section 4.3.

(iii)           Without taking possession and control of the Property, immediately commence action to collect directly all Property Income due to the Borrower with full rights and powers to notify all applicable parties to make payments of Property Income directly to the Bank or its agents, and the Bank or its agents shall have the further power and authority to sue for or otherwise collect and receive all Property Income.

Section 4.2.  The Borrower hereby waives to the fullest extent permitted by law all rights to prior notice or court hearing in connection with any action by the Bank of the types set forth in Section 4.1., and the Borrower further waives any requirement that the Bank provide any bond, surety, or other security in connection with any said action.

Section 4.3.  In the event the Bank, the Bank's agent and/or a receiver enters upon and takes possession and control of the Property and/or the Property Income pursuant to Section 4.1., said person or entity shall have all of the Borrower's rights and powers with respect to the Property and/or the Property Income, in addition to such other rights and powers as may subsequently be authorized, including without limitation the right and power to:

(i)           hold, store, use, operate, manage and control the Property and conduct the business which is or may be conducted therefrom;

(ii)           make all necessary and proper maintenance, repairs, renewals, replacements, additions, betterments and improvements to the Property and purchase or otherwise acquire additional fixtures, personalty and other property;

(iii)           obtain such insurance with respect to the Property and the business operations conducted therefrom as may be determined necessary;

(iv)           manage and operate the Property and the business conducted therefrom and exercise all the rights and powers of the Borrower in its name or otherwise with respect to the same;

(v)           enter into agreements with others to exercise the powers herein granted, all as the Bank, its agents or a receiver from time to time may determine;

(vi)           collect and receive all Property Income;

(vii)           enforce all terms of existing Leases at the Property and all other contracts or agreements pertaining to the Property or the business operations conducted therefrom; and

(viii)           enter into such new or additional Leases and such other contracts or agreements pertaining to the Property or the business operations conducted at or from the Property from time to time as the Bank, its agents or the receiver may determine necessary in its sole discretion.

Section 4.4.  All Property Income collected by the Bank, the Bank's agent or a receiver pursuant to Section 4.1. hereof shall be applied to the following in such order of priority as the Bank may determine in its sole discretion:

(i)           interest and principal due on the Mortgage Debt;

(ii)           taxes, assessments and insurance premiums due with respect to the Property and/or the business operations conducted from the Property;

(iii)           all costs and expenses of operating, maintaining, repairing and improving the Property and conducting the business operations which are or may be conducted at the Property; and

(iv)           the compensation, salaries, expenses and disbursements of any agents, employees, attorney's or other representatives of the Bank, the Bank's agents or the receiver in connection with the possession, control and/or operation of the Property and the business operations conducted therefrom, expressly including the payment of any management agent's fees, and in the event the Bank manages said property itself with its own employees, the Bank shall be entitled to charge and collect a management fee equal to the customary management agent's fee charged for performing similar management functions in the area where the Property is located.

Section 4.5.  The Bank, its agents, or any receiver acting pursuant to Section 4.1. hereof shall in no event be liable or accountable for more moneys than actually are received from the Property during the period which the Bank, its agent or any receiver actually is in possession and control of the Property.  Neither the Bank, its agents or any receiver shall be liable or accountable in any manner for the failure to collect Property Income for any reason whatsoever.

Section 4.6.  All costs, expenses and liabilities of every character incurred by the Bank in managing, operating and maintaining the Property, not paid from Property Income as hereinabove provided, shall constitute and be treated as Bank Advances pursuant to Section 6.

Section 4.7.  The Borrower shall pay monthly, in advance, to the Bank, its agent or any receiver in possession and control of the Property pursuant to Section 4.1. hereof, the fair and reasonable rental value for all or any part of the Property which is in the use, occupancy and possession of the Borrower.

Section 4.8.  In the event of foreclosure, the Bank, its agent or any receiver acting pursuant to Section 4.1. hereof may remain in possession of the Property until (i) the foreclosure sale; (ii) the redemption of the Property; or (iii) the expiration of any redemption period of the United States of America extending subsequent to the foreclosure sale, if a deficiency exists.  The Bank, its agents or the receiver shall incur no liability for, nor shall the Borrower assert any claim or setoff as a result of, any action taken while the Bank, its agent or a receiver is in possession of the Property.

SECTION 5
FURTHER BANK RIGHTS

Section 5.1.  The Bank may take or release other security, may release any party primarily or secondarily liable for any Mortgage Debt secured hereby, may grant extensions, renewals, or indulgences with respect to such Mortgage Debt, and may apply any other security therefor held by the Bank to the satisfaction of the Mortgage Debt without prejudice to any of the Bank's rights hereunder.

Section 5.2  Nothing herein contained and no act done or omitted by the Bank pursuant to the powers and rights granted herein shall be deemed to be a waiver by the Bank of the Bank's rights and remedies hereunder or under the other Loan Documents, and this Assignment is made and accepted without prejudice to any of the rights and remedies possessed by the Bank under the terms thereof.

Section 5.3.  The right of the Bank to collect the Mortgage Debt and to enforce any other security therefor may be exercised by the Bank either prior to, simultaneously with or subsequent to any action taken hereunder.

Section 5.4.  Any failure by the Bank to insist upon the strict performance by the Borrower of any of the terms and provisions hereof shall not be deemed a waiver of any of the terms and provisions hereof and the Bank may thereafter insist upon strict performance.

Section 5.5.  In addition to all other rights the Bank may have at law or in equity, the Bank may assign the rights hereunder to any subsequent holder of the Note.

Section 5.6.  This Assignment shall be binding on the Borrower, and its heirs, executors, successors and assigns and shall inure to the benefit of the Bank, its successors and assigns.

Section 5.7.  This Assignment may not be changed orally, but only by an agreement in writing and signed by the party or parties against whom enforcement of any waiver, change, modification or discharge is sought.  In this Assignment, the use of any gender shall include the other genders and either the singular or the plural shall include the other.

Section 5.8.  Borrower hereby grants to Bank, a continuing lien, security interest and right of setoff as security for all liabilities and obligations to Bank, whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Bank or any entity under the control of Bank and its successors and assigns or in transit to any of them.  At any time, without demand or notice (any such notice being expressly waived by Borrower), Bank may setoff the same or any part thereof and apply the same to any liability or obligation of Borrower even though unmatured and regardless of the adequacy of any other collateral securing the Loan. ANY AND ALL RIGHTS TO REQUIRE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE LOAN, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF BORROWER, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

SECTION 6
BANK EXPENSES AND ADVANCES

Section 6.1.  The Borrower shall pay, indemnify and hold the Bank harmless from all costs and expenses incurred with respect to enforcing and administering the Bank's right to take possession and operate the Property under Section 4 hereof.  The Bank may, without notice or demand, pay any amount which the Borrower has failed to pay, or perform any act which the Borrower has failed to perform hereunder, including, without limitation, the payment of costs attendant to the Bank's possession as set forth in Section 4.6 hereof and the payment of amounts for which the Bank has been indemnified under this Section 6.  In such event the costs, disbursements, expenses and reasonable attorney's fees thereof, together with interest thereon from the date the expense is paid or incurred, at the applicable default interest rate specified in the Note, each shall be (i) added to the Mortgage Debt; (ii) payable on demand to the Bank; and (iii) secured by the lien of the Mortgage and this Assignment, prior to any right, title, interest, lien or claim attaching or accruing to the Property subsequent to the lien of the Mortgage, or hereof.

SECTION 7
NOTICE

Section 7.1.  Any notice, report, demand or other written instrument permitted or required to be given, made, or sent under this Assignment, shall be in writing (including telex and telecopy communications), signed by the party giving or making the same, and shall be sent by first class mail, postage prepaid, or sent by commercial overnight courier delivery service, charges prepaid, or sent by telex, telecopier or hand delivery, to all parties hereto simultaneously at their respective mailing addresses indicated at the beginning of this Assignment.

Section 7.2.  The date of receipt of any notice shall be deemed to be, and shall be effective from, the earlier of (i) the date of the actual receipt of such notice, if delivered by hand, (ii) when sent if delivered by telex or telecopy, (iii) the next business day if sent by overnight courier service, or (iv) three days after same is deposited in the United States Mail as provided above, whether or not the same is actually received by such party.  Any party hereto shall have the right to change the place to which any such notice shall be sent by a similar notice sent in like manner to all parties hereto.

SECTION 8
GOVERNING LAW

Section 8.1.  This Assignment and the rights and obligations of the parties hereunder shall be construed and interpreted in accordance with the laws of the State of Connecticut (the "Governing State") (excluding the laws applicable to conflicts or choice of law).

Section 8.2.  BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS ASSIGNMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF CONNECTICUT OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON BORROWER BY MAIL AT THE ADDRESS STATED ON THE COVER PAGE HEREOF.  BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT FORUM.

SECTION 9
TERMINATION OF ASSIGNMENT

Upon the payment in full of the Mortgage Debt, as evidenced by the recording or filing of a full release of the Mortgage executed by the then holder of the Mortgage, this Assignment shall become and be void and of no effect.

[Remainder of Page Intentionally Blank / Signature Page Follows]

[Signature Page to Collateral Assignment of Leases, Rentals and Property Income]

IN WITNESS WHEREOF, the undersigned has executed this Assignment as of the date first set forth above.

Signed, sealed and delivered
	in the presence of:		BORROWER

/s/			EDAC TECHNOLOGIES CORPORATION

		By:	/s/ Glenn L. Purple
Name: Glenn L. Purple
Its Chief Financial Officer
/s/			Duly Authorized

STATE OF CONNECTICUT  )
)  at Hartford
COUNTY OF HARTFORD)

On this the 31 day of May, 2012, before me, the undersigned officer, personally appeared Glenn L. Purple known to me (or satisfactorily proven) to be the Chief Financial Officer of  EDAC TECHNOLOGIES CORPORATION and acknowledged that he executed the foregoing instrument for the purposes therein contained as his free act and deed and the free act and deed of said limited liability company.

In Witness Whereof I hereunto set my hand.

/s/________________________________
Notary Public/My Commission Expires:
Commissioner of the Superior Court

Schedule A

PARCEL ONE:

Second piece Commencing at a cement bound at the Junction of the easterly line of East Street and the northerly line of land of The New York, New Haven and Hartford Railroad Company, thence running northeasterly along said easterly line of East Street 232 feet to a cement bound in the southerly line of land now or formerly of Frank G. Boardman, thence running easterly along the southerly line of land now or formerly of said Boardman 109.49 feet to a cement bound; thence running northeasterly along the southerly line of land now or formerly of said Boardman, land now or formerly of George W. Bartlett, land now or formerly of Thomas J. and Frances B. Rich, land now or formerly of Henry C. Baum, land now or formerly of Julia D. O’Connell, 582.24 feet to a cement bound in the easterly line, of Julia D. O’Connell; thence running northerly along the easterly line of land now or formerly of Julia D. O’Connell 200 feet to the southerly line of New Britain Avenue; thence running northeasterly along the southerly line of New Britain Avenue 167.63 feet to a cement bound in the westerly line of land now or formerly of Emma Geer; thence running southeasterly along the westerly line of land now or formerly of Emma Geer and land now or formerly of Marianna and Constantino Certani 511.40 feet to a cement bound; thence running easterly along the southerly line of land now or formerly of Marianna and Constantino Certani 32.40 feet to a cement bound in the westerly line of land now or formerly of Sophie Carucci; thence running southerly along the westerly line of land now or formerly of Sophie Carucci, land now or formerly of Catherine Graham Estate, land now or formerly of Ralph French, land now or formerly of Helen P. Westergren, Sparks Street, and land now or formerly of Finance Discount Corporation 438.90 feet to a cement bound in the northerly line of land of The New York, New Haven and Hartford Railroad Company 794.20 feet to a cement bound; thence running southwesterly along the westerly line of land of The New York, New Haven and Hartford Railroad Company 18.51 feet to a cement bound; thence running westerly along the northerly line of land of The New York, New Haven and Hartford Railroad Company 341 feet to point of beginning.

Bounded: Northerly by land now or formerly of Frank G. Boardman, land now or formerly of George W. Bartlett, land now or formerly of Thomas J. and Frances B, Rich, land now or formerly of Henry C. Baum, land now or formerly of Julia D. O’Connell, New Britain Avenue, land now or formerly of Emma Geer, and land now or formerly of Marianna and Constantino Certani, partly by each; easterly by land now or formerly of Sophie Carucci, land now or formerly of Catherine Graham Estate, land now or formerly of Ralph French, land now or formerly of Helen P. Westergren, Sparks Street, land now or formerly of Finance Discount Corporation, and land of The New York, New Haven and Hartford Railroad Company, partly by each, southerly by land of The New York New Haven and Hartford Railroad Company, and westerly by land now or formerly of Julia D. O’Connell and East Street.

Being the same land described on Map of The Trumbull Electric Manufacturing Company 1948, entitled “Map of Property Located on East St, and New Britain Avenue, Plainville, Connecticut, June 22,1948, Scale 1”=40’” drawn by Joseph N. McKernan, civil engineer, and on file or to be placed on file in the Plainville Land Records Office.

PARCEL TWO:

In and to all that certain piece or parcel of land situate, lying and being In the Town of Plainville, County of Hartford and State of Connecticut, delineated and shown on a certain map hereto attached and made a part hereof entitled “New York, New Haven and Hartford Railroad Office of Engineer Real Estate Surveys Land in Plainville, Connecticut To be Conveyed to General Electric Company Scale 1 in = 50 ft November, 1951 Revised April 10,1953 and bounded and described as follows:

BEGINNING at a point marked by a stone monument set in the northeasterly corner of the following described premises, said point being distance 48 feet northerly from station 6889/74 more or less of the monumented center line of the railroad formerly leading from Boston to Hudson River, measured at right angles thereto; thence southeasterly bounding southeasterly on remaining railroad land, 50 feet, more or less, to a point distant 33 feet northerly from station 6890/22 of said center line measured at right angles thereto.

Thence westerly in a line parallel with and distant 33 feet northerly from and measured at right angles to said center line bounding southerly on remaining railroad land 757 feet, more or less to a point opposite station 6897/79 more or less of said center line.

Thence northeasterly bounding northwesterly on land of the General Electric Company 18.5 feet, more or less to a point distant 48 feet northerly from station 6897/68 more or less of said center line, measured at right angles thereto.

Thence easterly in a line parallel with and distant 48 feet northerly from and measured at right angles to said center line, bounding northerly on said land of the General Electric Company, 794 feet, more or less to the point or place of beginning.

TOGETHER WITH an Easement to General Electric Company dated August 4,1952 and recorded August 14, 1952 in Volume 88 at Page 6 of the Plainville Land Records.

TOGETHER WITH and Easement to General Electric Company dated January 19,1962 and recorded February 21, 1962 in Volume 124 at Page 33 of the Plainville Land Records.

PARCEL THREE:

Known and designated as Lot Nos. 58, 59, 60 and 61 on a Map of Victor Terrace, Plainville, Connecticut, owned by The Eastern Land Trust Providence, RI Scale 1”=40’ May 17,1919, Hall & Bacon, engineers on file in the office of the Town Clerk of said Town of Plainville, and more particularly bounded and described as follows, to wit.

Bounded: Easterly by Sherman Street, 200 feet; Southerly by Lot No. 62 as shown on said map, 98.0 feet; Westerly by land now or formerly of Constantino Certani, 201.8 feet; and Northerly by Lot No. 57 as shown on said map, 124.04 feet.

PARCEL FOUR:

Known and designated as Lot Nos. 65, 66 and 67 on the map hereinbefore referred to and more particularly bounded and described as follows, to wit:

Bounded: Easterly by Sherman Street, 140 feet; Southerly by Sparks Street, 116,0 feet; Westerly by land of Trumbull Wheeler, et a or assigns, 167,77 feet; and Northerly by Lot No. 64 as shown on said map, 101.05 feet.

PARCEL FIVE:

Or ought to have in and to a certain piece or parcel of land with all buildings and improvements thereon and appurtenances thereof, situated in said Town of Plainville and bounded and described as follows:

Known and designated as Lot No. 64 on a Map of Victory Terrace, Plainville, Connecticut, owned by The Eastern Land Trust Providence, RI Scale 1”=40’, May 17, 1919, Hall & Bacon engineers on file in the Office of the Town Clerk in said Town of Plainville, and more particularly bounded and described as follows, to wit:

Bounded: Easterly by Sherman Street, 50 feet; Southerly by Lot No. 65 as shown on said map, land now or formerly of General Electric Company, 101.05 feet; Westerly by land now or formerly of the Trumbull Electric Manufacturing Company, 50.16 feet; and Northerly by Lot No. 63 as shown on said map land now or formerly of John Certani, 97.57 feet.

PARCEL SIX:

A certain piece or parcel of land with all buildings and improvements thereon, situated on the easterly side of East Street In the Town of Plainville, County of Hartford and State of Connecticut, and being shown as property of “Fran G. Boardman” which bounds solely on East Street on a certain Map entitled “Map of Property Belonging to Frank G. Boardman Located on East Street and New Britain Avenue, Plainville, Connecticut, June 16,1948 Scale 1”=40’ Joseph N. McKernan, Civil Engineer”, which Map is on file in the Plainville Town Clerk’s Office, and being more particularly bounded and described as follows, to wit:

Northerly by land now or formerly of Standard Investors, Inc. on hundred eighty-nine and thirty-five one-hundredths (189.35) feet; Easterly by land now or formerly of Standard Investors, Inc., thirty-seven and five tenths (37.5) feet; Southerly by land now or formerly of General Electric Company, two hundred fifty-nine and forty-nine one-hundredths (259.49) feet; and Westerly by the highway, East Street, one hundred seventy-three (173) feet.

PARCEL SEVEN:

Certain parcel of land situated in the Town of Plainville, County of Hartford and State of Connecticut, on the southwesterly side of Hooker Street, containing 0.13 of an acre, more or less, bounded and described as follows:

Northerly and Northeasterly by the southerly highway line of New Britain Avenue and by the southwesterly highway line of Hooker Street, as established by this instrument, each in part, a total distance of 283 feet, more or less, by a line designated “Release Line,” as shown on the map hereinafter referred to, Southerly and Southwesterly by land now or formerly of General Electric Company, 286 feet, more or less.

The above described land comprises a portion of the premises acquired by the State of Connecticut from the General Electric Company by a Certificate of Condemnation recorded in Volume 144 at Page 547 of the Plainville Land Records.

For a more particular description of the above described premises, reference is made to map to be filed in the Plainville Town Clerk’s Office, entitled “Town of Plainville, Map Showing Land Released To General Electric Company by The State of Connecticut, Route 72 (Limited Access Highway), Scale 1”=40’, October, 1976, Karl F, Crawford, Transportation Chief Engineer Bureau of Highways, Town No. 109, Project No, 109,73, Serial No, 59A, Sheet 1 of One Sheet.

PARCEL EIGHT:

That certain parcel of land situated in the Town of Plainville, County of Hartford and State of Connecticut, on the southerly side of relocated Hooker Street, containing 0.17 of an acre, more or less, bounded and described as follows:

Northerly by relocated Hooker Street, 431 feet, more or less, by a line 27 feet southerly from and parallel with the base line of relocated Hooker Street, as shown on the map hereinafter referred to Northeasterly by relocated Hooker Street, 21 feet, more or less, by a straight line extending from the easterly terminus of the above-described line, opposite and at right angles to Station 6-30 right of said base line, southeasterly to the northeasterly property corner of land of the General Electric Company, being in the westerly street line of Sherman Avenue, as shown on said map, Southwesterly by land of the General Electric Company, 20 feet, more or less, Southerly by land of the General Electric Company, 318 feet, more or less, Southwesterly by land of the General Electric Company, 117 feet, more or less, Northwesterly running to a point.

Being a portion of the premises acquired by the State of Connecticut from the Estate of Constantino Certani as described in a Certificate of Condemnation recorded in Volume 146 at Page 231 of the Plainville Land Records, from the General Electric Company as described In a Certificate of Condemnation recorded in Volume 144 at Page 547 of said land records, and from Evelyn E. Lassy by a Warranty Deed recorded In Volume 137 at page 521 of said land records.

For a more particular description of the above-described premises, reference is made to a map to be filed in the Plainville Town Clerk’s Office, entitled “Town of Plainville, Map Showing Land Released to General Electric Company by The State of Connecticut, Connecticut Route 72 (Hooker Street), Scale 1”=40’, June, 1980, Frank M, D’Addabbo, Deputy Transportation Commissioner Bureau of Highways, Town No, 109, Project No, 109,73, Serial No. 94, Sheet 1 of 1 Sheet.

PARCEL NINE:

All that certain piece or parcel of land situated, lying and being in the Town of Plainville, County of Hartford and State of Connecticut, known as No. 8 New Britain Avenue and situated on the southeasterly corner of the Intersection of the highways known as New Britain Avenue and East Street in said Town and being the premises shown on a map entitled “Property of Standard Investors, Inc., Plainville, Connecticut” and which map was prepared by Megson & Hyyppa, Civil Engineers, Glastonbury, Connecticut Scale 1”=10’, dated 10/13/59 and numbered Map No. 79-59-1 and which map is recorded in the Plainville Land Records.  Said premises are more particularly bounded and described as follows:

Beginning at a point on the easterly street line of East Street at the southwesterly corner of the herein described premises, running thence at a bearing of N 34° 30’ 00” E along the said easterly street line of East Street for a distance of 27.40 feet to a point, running thence at a bearing of N 79° 38’ 00” E along the southerly street line of New Britain Avenue for a distance of 168.10 feet to a point, running thence at a bearing of N 81° 24’ 00” E along the said southerly street line of New Britain Avenue for a distance of 46.00 feet to a point, running thence at a bearing of S 7° 08’ 00” E along land of George W. Bartlett for a distance of 199.57 feet to a point; running thence at a bearing of S 82° 43’ 00” W along land of The General Electric Company for a distance of 95.00 feet to a point; running thence at a bearing of N 7° 17’ 00” W along land of Frank G. Boardman for a distance of 37.50 feet to a point; running thence at a bearing of N 53° 21’ 40” W along land of said Frank G. Boardman for a distance of 189.63 feet to the place of beginning.

The map referred to in the above description was filed in the Plainville Land Records on October 15, 1959.

PARCEL TEN:

A certain piece or parcel of land, with the buildings thereon, situated in said Town of Plainville, on the northwesterly side of Sherman Street, known as Lot Nos. 62 and 63 on a map entitled “Victory Terrace, Plainville Connecticut owned by The Eastern Land Trust, Providence, RI Scale 1”=40’ May 17, 1919 Hall & Bacon Engineers” on file in the Town Clerk’s Office of said Town of Plainville, and more particularly bounded and described as follows, to wit:

Northeasterly by land now or formerly of the General Electric Company, Lot No. 61 on said map, ninety-eight (98) feet, southeasterly by Sherman Street, one hundred (100) feet; Southwesterly by land now or formerly of the General Electric Company, Lot No 64 on said map, ninety-seven and fifty-seven one-hundredths (97.57) feet, and Northwesterly by land now or formerly of the General Electric Company and the Estate of Constantino Certani, partly by each.  In all, one hundred and two one-hundredths (101.02) feet.

PARCEL ELEVEN:

In and to a certain piece or parcel of land, with all buildings and improvements thereon, situated to the rear of the southerly line of Hooker Street, in the Town of Plainville, County of Hartford and State of Connecticut, and being more particularly bounded and described as follows, to wit:

Northerly by land now or formerly of State of Connecticut, which borders on Hooker Street, two hundred thirty-four (234) feet, more or less, Easterly by land now or formerly of General Electric Company; Southerly by land now or formerly of General Electric Company; and Southwesterly by land now or formerly of General Electric Company.

Together with rights of access over land now or formerly of State of Connecticut, contiguous and adjoining to the north for purposes of access to and from Hooker Street.

PARCEL TWELVE:

First Piece: Known as No. 10 New Britain Avenue and bounded:

Northerly by New Britain Avenue, one hundred one and thirty-seven one-hundredths (101.37) feet; Easterly by the Second Piece hereinafter described, two hundred (200) feet; Southerly by other land now or formerly of the releasee herein, one hundred two and twenty-four one-hundredths (102.24) feet; and Westerly by land now or formerly of Chevron Oil Company, one hundred ninety-nine and two tenths (199.2) feet.

PARCEL THIRTEEN:

Second Piece: Known as No, 12 New Britain Avenue and bounded:

Northerly by New Britain Avenue, sixty (60) feet; Easterly by the Third Parcel hereinafter described, two hundred (200) feet; Southerly by other land now or formerly of the releasee herein, sixty (60) feet; and Westerly by the First Piece hereinabove described, two hundred (200) feet.

PARCEL FOURTEEN:

Third Piece: Known as No. 14 New Britain Avenue and bounded:

Northerly by New Britain Avenue, seventy-five (75) feet; Easterly by the Fourth Piece hereinafter described, two hundred (200) feet; Southerly by other land now or formerly of the releasee herein, seventy-five (75) feet; and Westerly by the Second Piece hereinabove described two-hundred (200) feet.

PARCEL FIFTEEN:

Fourth Piece: Known as No. 16 Britain Avenue and bounded:

Northerly by New Britain Avenue, one hundred (100) feet, more or less; Easterly by other land now or formerly of the releasee herein, one hundred eighty-six (186) feet, more or less; Southerly by other land now or formerly of the releasee herein one hundred (100) feet; and Westerly by the Third Piece hereinabove described, two hundred (200) feet.

AS TO ALL PARCELS BORDERING SHERMAN STREET:

Excepting Therefrom that certain parcel taken by the State of Connecticut in a Certificate of Taking dated June 24,1965 and recorded July 1,1965 in Volume 144 at Page 547 of said Land Records, NOTE: Portions of said land were conveyed back to General Electric Company in Volume 190 at page 629 and Volume 209 at Page 553 of said Land Records.

AS TO ALL PARCELS BORDERING EAST STREET AND NEW BRITAIN AVENUE:

Excepting Therefrom that certain parcel of land conveyed to the State of Connecticut in a Warranty Deed dated December 17, 1997 and recorded January 5,1998 in Volume 341 at Page 550 of said Land Records.

Schedule B

NONE